Exhibit 4.1

WARRANT TO PURCHASE CLASS B COMMON STOCK

OF

RUMBLEON, INC.

ISSUED ON October 30, 2018

VOID AFTER 5:30 P.M., EASTERN TIME, ON October 30, 2023

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

FOR VALUE RECEIVED, RUMBLEON, INC., a Nevada corporation (the “Company”), hereby agrees to sell upon the terms and conditions hereinafter set forth, but no later than 5:30 p.m., Eastern Time, on the Expiration Date (as hereinafter defined) to Hercules Capital, Inc. or its registered assigns (the “Holder”), under the terms as hereinafter set forth, the Applicable Number of fully paid and non-assessable shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Warrant Shares”), at a per share purchase price equal to $7.16 per share (the “Warrant Price”), pursuant to this warrant (this “Warrant”). The term “Applicable Number” shall mean 20,950 shares. The number of Warrant Shares to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term “Class B Common Stock” shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

1.      Definitions

a.           “Act” has the meaning set forth in the legend above.

b.           “Aggregate Exercise Price” has the meaning set forth in Section 10(c) hereof.

c.           “Applicable Number” has the meaning set forth in the preamble hereto.

d.           “Articles” means the Company’s Articles of Incorporation, as may be amended from time to time.

e.           “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

f.           “Buy-In” has the meaning set forth in Section 6 hereof.

g.           “Class B Common Stock” has the meaning set forth in the preamble hereto.

h.           “Common Stock” means the common stock of the Company, as defined in the Articles, and including the Class A Common Stock and the Class B Common Stock.

i.           “Company” has the meaning set forth in the preamble hereto.

j.           “Dilutive Issuance” has the meaning set forth in Section 7(d) hereof.

k.           “Excluded Securities” means:

(i)      shares of Class B Common Stock, or options to acquire shares of Class B Common Stock, issued to directors, officers, employees and consultants of the Company or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan, consultant equity compensation plan or arrangement approved by the Board of Directors of the Company or an authorized committee thereof, including any repurchase or stock restriction agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Directors of the Company;

(ii)                 shares of Class B Common Stock, or warrants or options to purchase Class B Common Stock, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Company; and

(iii)                 shares of Class B Common Stock issued upon exercise or conversion of any options, warrants or convertible notes of the Company set forth on the capitalization table set forth on Schedule A hereto.

l.           “Expiration Date” means October 30, 2023.

m.           “fair market value” has the meaning set forth in Section 2(a) hereof.

n.           “Filing Date” has the meaning set forth in Section 10(a) hereof.

o.           “Final Prospectus” has the meaning set forth in Section 10(f) hereof.

p.           “Fully-Diluted Basis” means, at any given time and without duplication, the aggregate number of Common Stock and Preferred Stock (as such terms are defined in the Articles) and any other shares of the Company outstanding at such time plus the aggregate number of Common Stock and Preferred Stock and any other shares of the Company issuable (subject to readjustment upon the actual issuance thereof) upon the exercise, conversion or exchange of any option, right, warrant or convertible or exchangeable security outstanding at such time.

q.           “Holder” has the meaning set forth in the preamble hereto.

r.           “Indemnified Party” has the meaning set forth in Section 10(f) hereof.

s.           “Indemnifying Party” has the meaning set forth in Section 10(f) hereof.

t.           “Loan Agreement” has the meaning set forth in the preamble hereto.

u.           “Net Issuance” has the meaning set forth in Section 2(a) hereof.

v.           “New Issuance” means (A) any issuance or sale by the Company of any class of shares of the Company (including the issuance or sale of any shares owned or held by or for the account of the Company) other than Excluded Securities, (B) any issuance or sale by the Company of any options, rights or warrants to subscribe for any class of shares of the Company other than Excluded Securities, or (C) the issuance or sale of any securities convertible into or exchangeable for any class of shares of the Company other than Excluded Securities.

w.           “New Issuance Price” has the meaning set forth in Section 7(d) hereof.

x.           “Penalty Period” has the meaning set forth in Section 10(c) hereof.

y.           “Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Warrant Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Warrant pursuant to such exercise.

z.           “Registrable Securities” means the Warrant Shares; provided, however, that the Warrant Shares shall only be treated as Registrable Securities if and only for so long as they (i) have not been disposed of pursuant to a Registration Statement declared effective by the SEC, (ii) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (iii) are held by the Holder or a permitted transferee pursuant to Section 10(i).

aa.           “Registration Default” has the meaning set forth in Section 10(c) hereof.

bb.           “Registration Expenses” means all expenses incurred by the Company in complying with Section 10 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for the Holder).

cc.           “Registration Period” has the meaning set forth in Section 10(d) hereof.

dd.           “Registration Statement” has the meaning set forth in Section 10(a) hereof.

ee.           “Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for the Holder.

ff.           “Trading Day” means a day on which the New York Stock Exchange is open for trading.

gg.           “Trading Market” means any of the following markets or exchanges on which the Class B Common Stock is listed or quoted for trading on the date in question: the NYSE American, LLC, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

hh.           “Transfer Notice” has the meaning set forth in Section 3(b) hereof.

ii.           “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class B Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class B Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Class B Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if Class B Common Stock is not then listed or quoted for trading on a Trading Market, the volume weighted average price of a share of Class B Common Stock for such date (or the nearest preceding date) on the OTCQB or OTCQX as applicable, (c) if Class B Common Stock is not then listed or quoted for trading on the OTCQB or OTCQX and if prices for Class B Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Class B Common Stock so reported, or (d) in all other cases, the fair market value of the Class B Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

jj.           “Warrant” means this Warrant and any subsequent Warrant issued in accordance with the terms hereof.

kk.           “Warrant Price” has the meaning set forth in the preamble hereto.

ll.           “Warrant Register” has the meaning set forth in Section 9(c) hereof.

mm.           “Warrant Share Delivery Date” has the meaning set forth in Section 6 hereof.

nn.           “Warrant Shares” means has the meaning set forth in the preamble hereto.

2.      Exercise of Warrant.

a.           The Holder or its assignee may exercise this Warrant according to its terms by completing the subscription form attached hereto and surrendering this Warrant to the Company at the address set forth in Section 14, accompanied by payment in full of the Purchase Price, as specified in the subscription form, or as otherwise provided in this Warrant, prior to 5:30 p.m., Eastern Time on the Expiration Date. Payment of the purchase price may be made (i) in cash or certified check or by bank draft in lawful money of the United States of America or (ii) in accordance with the net issuance formula below (“Net Issuance”).

If the Holder elects the Net Issuance method of payment, then the Company shall issue to Holder upon exercise such number of shares of Class B Common Stock determined in accordance with the following formula:

  X=Y(A-B)
A

Where X = the number of shares of Class B Common Stock to be issued to the Holder;

Y = the number of shares of Class B Common Stock with respect to which the Holder is exercising its rights under this Warrant;

A = the fair market value of one (1) share of Class B Common Stock on the date of exercise; and

B = the Warrant Price.

For purposes of the above calculation, “fair market value” shall mean:

(i)
if the Class B Common Stock is listed or traded on the NASDAQ stock market or any United States securities exchange or quoted on any securities quotation service operated by NASDAQ (including the OTC Bulletin Board), the twenty day volume weighted average trading price for the twenty Trading Days ending on the second Trading Day prior to the date of exercise; or

(ii)
if at any time the Class B Common Stock is not listed or traded on any United States stock exchange or quoted on any securities quotation service operated by NASDAQ, the fair market value determined in good faith by the Board of Directors of the Company and approved in good faith by the Holder. In the event that the Holder does not accept the valuation determined by the board of directors of the Company, then the Company and the Holder shall, in good faith, select an independent valuation firm mutually acceptable to each of them to conduct a valuation of the price of a Warrant Share. The Holder may elect, in its sole discretion, to receive the number of shares of Class B Common Stock issuable to it upon exercise of this Warrant calculated using the fair market value as determined in good faith by the Board of Directors of the Company. Upon the determination of the independent valuation firm, the Company and the Holder will make adjustments to the issuance of Class B Common Stock based on the determination of such independent valuation firm. The determination of such independent valuation firm shall be conclusive, absent manifest error, as between the Company and the Holder for purposes herein. The Company shall pay all costs and expenses associated with the engagement of the independent valuation firm; provided that a valuation is not required more than once in any given twelve (12) consecutive month period. If at any time there will be more than one Holder, then any determination of the fair market value, made with respect to a Holder, shall apply to all the Holders, unless any party proves that a material change in the valuation of the Company has occurred since the valuation was determined.

b.           This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Shares. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President and the Secretary or Assistant Secretary of the Company.

c.           No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractional shares with respect to the Warrants based upon the fair market value of such fractional shares of Class B Common Stock (which, for purposes of this Section 2(c), shall be the closing price of such shares on the exchange or market on which the Class B Common Stock is then traded) at the time of exercise of this Warrant.

3.      Disposition of Warrant Shares and Warrant.

a.           The Holder hereby acknowledges that (i) this Warrant and any Warrant Shares purchased pursuant hereto are, as of the date hereof, not registered: (A) under the Act on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (B) under any applicable state securities law because the issuance of this Warrant does not involve any public offering and (ii) the Company’s reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder. The Holder represents and warrants that it is (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, (ii) (A) familiar with the business and affairs of the Company and (B) knowledgeable and experienced in financial and business matters to the extent that such Holder is capable of evaluating the merits and risks of an investment in the Warrant and the Warrant Shares, and (iii) acquiring this Warrant and will acquire the Warrant Shares for investment for its own account, with no present intention of dividing his, her or its participation with others or reselling or otherwise distributing the same such that Holder may be deemed an “underwriter” as such term is defined under the Securities Act of 1933, as amended.

b.           Subject to compliance with applicable federal and state securities laws and the immediately following sentence, and if such intended transferee is not an affiliate of the Holder and the intended transferee provides a duly executed written confirmation that the representations and warranties in Section 3(a) of this Warrant are true and correct as to such intended transferee, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes) upon surrender of this Warrant properly endorsed. The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Shares unless and until it shall first have given notice to the Company describing such sale or transfer and, if requested by the Company in writing, furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable subject to the transfer restrictions provided for herein, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant and, notwithstanding any other provision of this Warrant to the contrary, shall be the Holder as referred to in this Warrant.

The proper transfer of this Warrant shall be recorded in the registry referred to in Section 9(c) upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit II (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

c.           If, at the time of issuance of the shares issuable upon exercise of this Warrant, no Registration Statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

4.      Reservation of Shares. The outstanding shares of capital stock of the Company as of the issue date of this Warrant is as set forth on Schedule A hereto. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Class B Common Stock as shall be required for issuance upon exercise of this Warrant and shall at all times have a sufficient number of authorized shares so as to permit the issuance of the shares of Class B Common Stock upon exercise of this Warrant. The Company further agrees that all Warrant Shares represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable.

5.      Exchange, Transfer or Assignment of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Class B Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

6.      Delivery of Stock Certificate Upon Exercise. Within the third day after the Notice of Exercise is delivered pursuant to this Warrant (the “Warrant Share Delivery Date”) and payment of the Warrant Price (which payment shall be deemed to have occurred when the funds are immediately available to the Company), if applicable, the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder’s nominee or nominees, a certificate or certificates for the full number of shares of Class B Common Stock of the Company to which such Holder shall be entitled upon exercise (and in the case of partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the Expiration Date set forth herein). For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or Holder’s designee to be named therein shall be deemed to have become a holder of record of such shares of Class B Common Stock as of the date the duly executed exercise form pursuant to this Warrant, together with the full payment of the Warrant Price, is received by the Company as aforesaid. No fraction of a share or scrip certificate for such fraction shall be issued upon exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder cash equal to a like fraction at the prevailing fair market price for such share as determined in good faith by the Company. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the second Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Class B Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the second Trading Day following such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. In addition, if the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the second Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Class B Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Class B Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Class B Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Class B Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Class B Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Class B Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

7.      Adjustment of Warrant Price and Number of Warrant Shares. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment as follows:

a.           Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 2 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

b.           Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted in accordance with Section 7(d)(i).

c.           Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then the Warrant Price shall be adjusted in accordance with Section 7(d)(ii).

d.           Anti-Dilution.

(i)      If, at any time during the one-year period commencing on the date of issuance of this Warrant, (A) the Company shall make a New Issuance for no consideration or for a consideration per share less than the Warrant Price in effect immediately prior to such New Issuance (a “Dilutive Issuance”) or (B) the total consideration paid (including exercise price of any option, right or warrant to subscribe for any class of shares of the Company or the conversion price of any security convertible into or exchangeable for any class of shares of the Company) (other than an option, right or warrant that is an Excluded Security) is when issued or is later adjusted downward to a price that is less than the exercise price in effect immediately prior to such downward adjustment (such lower consideration price or adjusted exercise price or conversion price, the “New Issuance Price”), then immediately after such Dilutive Issuance or downward adjustment of such exercise price or conversion price, the Warrant Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of this Warrant, if a part or all of the consideration received by the Company in connection with a New Issuance consists of property other than cash, such consideration shall be deemed to have a fair market value as defined in Section 2(a) above.

(ii)                 If, at any time after the one-year period commencing on the date of issuance of this Warrant, the Company makes a Dilutive Issuance, then, upon such issuance, the Warrant Price shall be reduced to equal the amount computed using the following formula:

A * [(C + D)/B]

where:

A   =   the Warrant Price in effect immediately prior to the Dilutive Issuance;
B   =   the number of shares of Common Stock outstanding immediately after the New Issuance (calculated on a Fully-Diluted Basis);
C   =   the number of shares of Common Stock outstanding immediately prior to the New Issuance (calculated on a Fully-Diluted Basis); and
D  =  the number of shares of Common Stock that would be issuable for the total consideration to be received for the New Issuance if the purchaser paid the Warrant Price in effect immediately prior to the New Issuance.

(iii)                 Upon each adjustment in the Warrant Price pursuant to this Section 7, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately thereafter.

e.           Certain Shares Excluded. The number of shares of Class B Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 7 shall exclude any shares then directly or indirectly held in the treasury of the Company.

f.           No Impairment. The Company will not, in any way whatsoever, including by amendment of the Articles, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all of the provisions hereof and in the taking of all such actions and making of all such adjustments as may be necessary or appropriate in order to protect the rights and economic interests of the Holder against impairment.

8.      Representations, Warranties And Covenants of the Company.

a.           Reservation of Common Stock. The Warrant Shares have been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided that the Common Stock issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Holder true, correct and complete copies of its Articles and current bylaws. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Holder.

b.           Due Authority. The execution, delivery and issuance by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the Warrant Shares, have been duly authorized by all necessary corporate action on the part of the Company. This Warrant constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other laws affecting the enforcement of creditors’ rights in general, and except that the enforceability of this Warrant is subject to general principles of equity.

c.           Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act, and any filing required by applicable state securities law and any required filings or notifications regarding the issuance or listing of additional shares with NASDAQ.

d.           Exempt Transaction. Subject to the accuracy of the Holder’s representations in Section 10, the issuance of the Class B Common Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act and (ii) the qualification requirements of the applicable state securities laws.

e.           Compliance with Rule 144. If the Holder proposes to sell Class B Common Stock issuable upon the exercise of this Warrant and in compliance with Rule 144, then, upon Holder’s written request to the Company, the Company shall furnish to the Holder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

9.      Notice To Holders.

a.           Notice of Record Date. In case:

(i)      the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities;

(ii)                 of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii)                 of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Unless otherwise agreed to by the parties, such notice shall be mailed at least 10 days prior to the record date therein specified; provided, however, failure to provide any such notice shall not affect the validity of such transaction.

b.           Notice of Adjustment. Whenever any adjustment shall be made pursuant to Section 7 hereof, the Company shall promptly notify the Holder of this Warrant of the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant after giving effect to such adjustment.

c.           Warrant Register. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant (the “Warrant Register”). The Holder may change such address by giving written notice of the change to the Company.

10.                 Registration Rights

a.           Filing of Registration Statement. As soon as reasonably practicable, but in no event later than 90 days after the issue date of this Warrant (such date of filing is referred to as the “Filing Date”), the Company shall file a registration statement covering the resale of the Registrable Securities on a registration statement (the “Registration Statement”) with the SEC and effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as possible after the filing thereof, but in any event prior to the date that is 180 days after the issue date of this Warrant. The Registration Statement will be on Form S-3; provided that if Form S-3 is not available for use by the Company on the Filing Date, then the Registration Statement will be on such form as is then available.

b.           Expenses. All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to this Section 10 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of the Holder shall be borne by the Holder.

c.           Registration Defaults. The Company further agrees that, in the event that the Registration Statement (i) has not been filed with the SEC within 90 days after the issue date of this Warrant, (ii) has not been declared effective by the SEC within 180 days after the issue date of this Warrant, or (iii) after the Registration Statement is declared effective by the SEC, is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, other than, in each case, within the time period(s) permitted by Section 10(g)(ii) (each such event referred to in clauses (i), (ii) and (iii), (a “Registration Default”)), for any thirty-day period (a “Penalty Period”) during which the Registration Default remains uncured (which initial thirty-day period shall commence on the fifth Business Day after the date of such Registration Default if such Registration Default has not been cured by such date), the Company shall pay to the Holder an amount equal to one percent (1%) of the aggregate Purchase Price due and payable upon full exercise of the Warrants (the “Aggregate Exercise Price”) for each Penalty Period during which the Registration Default remains uncured; provided, however, that if the Holder fails to provide the Company with any information that is required to be provided in the Registration Statement with respect to the Holder as set forth herein, then the commencement of the Penalty Period described above shall be extended until five Business Days following the date of receipt by the Company of such required information; provided further, that the amount payable to the Holder hereunder for any partial Penalty Period shall be prorated for the number of actual days during such Penalty Period during which a Registration Default remains uncured; and provided further, that in no event shall the Company be required to pay to the Holder pursuant to this Section 10(c) an aggregate amount that exceeds 10% of the Aggregate Exercise Price. The Company shall deliver said cash payment to the Holder by the fifth Business Day after the end of such Penalty Period. If the Company fails to pay said cash payment to the Holder in full by the fifth Business Day after the end of such Penalty Period, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

d.           Registration Period Covenants. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Warrant, the Company shall, upon reasonable request, inform the Holder as to the status of such registration, qualification, exemption and compliance. At its expense, during the Registration Period, the Company shall:

(i)      except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement under Section 10(g)(ii), use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws that the Company determines to obtain, continuously effective with respect to the Holder, and to keep such Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the second anniversary of the issue date of this Warrant and (ii) the date all Warrant Shares may be sold under Rule 144 during any 90 day period. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as the “Registration Period;”

(ii)                 advise the Holders:

A.           within two Business Days when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

B.           within five Business Days of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

C.           within five Business Days of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

D.           within five Business Days of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

E.           within five Business Days of the occurrence of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(iii)                 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)                 promptly deliver to the Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as the Holder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by the Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

(v)                 if the Holder so requests in writing, deliver to the Holder, without charge, (i) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);

(vi)                 prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

(vii)                 upon the occurrence of any event contemplated by Section 10(d)(ii)(E) above, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(viii)              otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC that could affect the sale of the Registrable Securities;

(ix)                use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed;

(x)                 use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144;

(xi)                 provide to the Holder and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available on reasonable prior notice and during normal business hours its officers, directors and employees for questions regarding information that the Holder may reasonably request in order to fulfill any due diligence obligation on its part; and

(xii)                 permit a single counsel for the Holder to review the Registration Statement and all amendments and supplements thereto, at least two Business Days prior to the filing thereof with the SEC;

provided that, in the case of clauses (xi) and (xii) above, the Company shall not be required (A) to delay the filing of the Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of the Holder or to receive any comments to the Registration Statement or any amendment or supplement thereto by or on behalf of the Holder if such inquiry or comments would require or result in a delay in the filing of such Registration Statement, amendment or supplement, as the case may be, or (B) to provide, and shall not provide, the Holder or its representatives with material, non-public information unless the Holder agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.

e.           Certain Limitations. The Holder shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 10 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of the Warrants.

f.           Indemnity. To the extent permitted by law, the Company shall indemnify the Holder and each person controlling the Holder within the meaning of Section 15 of the Act, with respect to which any registration that has been effected pursuant to this Section 10, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 10(f)(iii) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder and each person controlling the Holder, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder for use in preparation of such Registration Statement, prospectus, amendment or supplement; provided further that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Warrant respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) or in the prospectus subject to completion under Rule 434 of the Act, which together meet the requirements of Section 10(a) of the Act (the “Final Prospectus”), such indemnity shall not inure to the benefit of the Holder or any such controlling person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

(ii)                 The Holder will severally, and not jointly, indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 10(f)(iii) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder for use in preparation of the Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Act and the Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, the Holder’s aggregate liability pursuant to this subsection (b) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities giving rise to such claims, losses, damages and liabilities (and actions in respect thereof).

(iii)                 Each party entitled to indemnification under this Section 10(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Warrant, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent (such consent not to be unreasonably withheld or delayed) of the Indemnified Party consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(iv)                 If the indemnification provided for in this Section 10(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the Holder’s aggregate liability pursuant to this subsection (iv) shall be limited to the net amount received by the Holder from the sale of Registrable Securities giving rise to such loss, liability, claim, damage or expense (or actions in respect thereof) less all other amounts paid as damages in respect thereto.

g.           Additional Covenants and Agreements of the Holder. The Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holder, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 10(a) until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, the Holder shall deliver to the Company all copies, other than permanent file copies then in the Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(ii)                 The Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 10(a) during no more than 90 calendar days (which need not be consecutive days) during any 12-month period to the extent that the Board of Directors of the Company determines in good faith that the sale of Registrable Securities under the Registration Statement would be reasonably likely to cause a violation of the Act or Exchange Act.

(iii)                 As a condition to the inclusion of its Registrable Securities, the Holder shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing, including completing a Registration Statement questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Section 10.

(iv)                 The Holder hereby covenants with the Company (A) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Act to be satisfied, and (B) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, Nasdaq or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five Business Days prior to the date on which the Holder first offers to sell any such Registrable Securities.

(v)                 The Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Registrable Securities have been sold in accordance with such Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

(vi)                 The Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement that would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(vii)                 At the end of the Registration Period, the Holders shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

h.           Additional Covenants and Agreements of the Company. With a view to making available to the Holder the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holder still own Registrable Securities, the Company shall use its commercially reasonable efforts to:

(i)      make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(ii)                 file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(iii)                 so long as the Holder owns any Registrable Securities, make available or furnish to the Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

i.           Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Holder by the Company under Section 10(a) may be assigned by the Holder in connection with a transfer by the Holder to a single transferee of the Warrants and all Registrable Securities, provided, however, that (i) such transfer complies with all applicable securities laws and with the terms and provisions of Section 10 of each of the Warrants; (ii) the Holder gives prior written notice to the Company; and (iii) such transferee agrees in writing to comply with the terms and provisions of each of the Warrants, and has provided the Company with a completed Registration Statement questionnaire in such form as is reasonably requested by the Company. Except as specifically permitted by this Section 10(i), the rights of the Holder with respect to Registrable Securities as set out herein shall not be transferable to any other person.

j.           Waiver of Registration Rights. The rights of the Holder under any provision of this Section 10 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by the Holders holding not less than a majority of the Registrable Securities; provided, however, that no consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Section 10 unless the same consideration also is offered to all holders of Registrable Securities.

11.                 Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver a new Warrant of like tenor dated the date hereof.

12.                 Warrant Holder not a Stockholder. The Holder of this Warrant, in its capacity as a warrant holder, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

13.                 [Reserved]

14.                 Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices at 4251 Sharon Road, Suite 370, Charlotte, NC 28211, Attention: Chief Executive Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

15.                 Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

16.                 Jurisdiction and Venue. The Company and the Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Warrant shall be adjudicated before a court located in Santa Clara County, California and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of California located in Santa Clara County with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Warrant or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in the manner set forth in Section 13 of this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO WARRANT TO PURCHASE STOCK]

IN WITNESS WHEREOF, the undersigned has duly executed this Warrant as of the date set forth above.

RUMBLEON, INC.

By:	/s/ Marshall Chesrown
Name: Marshall Chesrown
Title: Chief Executive Officer

EXHIBIT I

FORM OF EXERCISE

(to be executed by the registered holder hereof)

1.
In lieu of exercising the attached Warrant for cash, certified check or bank draft, the undersigned hereby elects to effect the Net Issuance provision of Section 2 of this Warrant and receive ______________ (leave blank if you choose Alternative No.2 below) shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”), of RumbleON, Inc. issuable pursuant to the terms of the Warrant. (Initial here if the undersigned elects this alternative) _____

2.
The undersigned hereby exercises the right to purchase _____________ (leave blank if you choose Alternative No.1 above) shares of Class B Common Stock of RumbleON, Inc., evidenced by the within this Warrant Certificate for a Warrant Price equal to $7.16 per share and herewith makes payment of the Purchase Price in full of $_________.

3.
Kindly issue certificates for shares of Class B Common Stock (and for the unexercised balance of the Warrants evidenced by the within Warrant, if any) in accordance with the instructions given below.

Dated: ________________, 20__.

Instructions for registration of stock:

Name (Please Print)

Social Security or other identifying Number:

Address:
City/State and Zip Code

Instructions for registration of certificate representing
the unexercised balance of Warrants (if any)

Name (Please Print)

Social Security or other identifying Number:

Address:
City/State and Zip Code

EXHIBIT II

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.